Exhibit 28.1





                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
                             1997 STOCK OPTION PLAN

         1. PURPOSE. The purpose of this Plan is to provide a means whereby APPLIANCE RECYCLING CENTERS OF AMERICA, INC., a Minnesota corporation, (the "Company") may, through the grant of incentive stock options and nonqualified stock options to Eligible Persons, as defined below, attract and retain persons of ability as employees, officers and directors and motivate such persons to exert their best efforts on behalf of the Company and any Subsidiary. As used herein the term "Subsidiary" shall mean any corporation which at the time an option is granted under this Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or any similar provision hereafter enacted, except that such term shall not include any corporation which is classified as a foreign corporation pursuant to Section 7701 of the Code. The term "incentive stock options" means options to purchase Common Stock, without par value, of the Company ("Stock") which at the time such options are granted under this Plan qualify as incentive stock options within the meaning of Section 422 of the Code. The term "nonqualified stock options" means options to purchase Stock which at the time such options are granted under this Plan do not qualify as incentive stock options. With respect to incentive stock options, the term "Eligible Persons" includes "Employees," i.e., any full-time employees (including officers and directors who are also employees) of the Company or of any Subsidiary. With respect to nonqualified stock options, "Eligible Persons" also includes "Independent" Directors of the Company (i.e., directors who are not full-time employees of the Company or of any Subsidiary) as provided in Sections 6 and 7. The term "Board" means the Board of Directors of the Company. The term "Optionee" means an individual granted an option pursuant to the terms of the Plan. The term "Plan" means the 1997 Stock Option Plan as set forth herein, which may be amended from time to time.

         2. SHARES SUBJECT TO THE PLAN. Options may be granted by the Company from time to time to Eligible Persons to purchase an aggregate of 100,000 shares of Stock, and such amount of shares shall be reserved for options granted under the Plan (subject to adjustment as provided in Section 8(c)). The shares issued upon exercise of options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury. If any option granted under the Plan shall terminate, expire or, with the consent of the Optionee, be canceled as to any shares, new options may hereafter be granted covering such shares.

         3. ADMINISTRATION OF THE PLAN. The Plan may be administered by the Company's Board of Directors or a Compensation and Benefits Committee (the "Committee") consisting of two or more persons appointed by the Board and serving at the Board's pleasure. Members of the Committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act") or any successor rule or regulation. Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board.

         Sections 6 and 7 of the Plan shall be administered by the Board of Directors, whose construction and interpretation of the terms and provisions of Sections 6 and 7 shall be final and conclusive. The amount of Stock subject to options granted to Independent Directors under Sections 6 and 7, the timing of the grants of such options, the eligibility for such options, and the terms and conditions of such options shall be automatic and non-discretionary in accordance with the terms of Sections 6 and 7. With respect to the remainder of the Plan, the Board or the Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, or for the continued qualification of any incentive stock options granted thereunder and make such other determinations and take such other action as it deems necessary or advisable, except as otherwise expressly reserved to the Board in the Plan. Any interpretation, determination, or other action made or taken by the Board or the Committee shall be final, binding and conclusive. If no Committee is appointed, the Board shall administer the Plan.

         4. GRANT OF EMPLOYEE OPTIONS. Subject to the provisions of the Plan, the Board or the Committee shall (a) determine and designate from time to time those Employees to whom options are to be granted and the number of shares of Stock to be optioned to each Employee; (b) authorize the granting of incentive stock options or nonqualified stock options or combination thereof; (c) determine the number of shares subject to each option; and (d) determine the time or times when and the manner in which each option shall be exercisable and the duration of the exercise period; provided, however, that (i) no option shall be granted after the expiration of ten years from the effective date of the Plan specified in Section 14, below and (ii) the aggregate fair market value (determined as of the date the option is granted) of the Stock for which incentive stock options will first become exercisable by an Employee in any calendar year under all incentive stock option plans of the Company and its Subsidiaries shall not exceed $100,000.

         5. TERMS AND CONDITIONS OF EMPLOYEE OPTIONS. Each option granted under
Section 4 of the Plan shall be evidenced by an agreement, in a form approved by the Board or the Committee. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Board or the Committee may deem appropriate:

                  (a) OPTION PERIOD. Each option agreement shall specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. The Board or the Committee may extend such period provided that, in the case of an incentive stock option, such extension shall not in any way disqualify the option as an incentive stock option. In no case shall such period, including any such extensions, exceed ten years from the date of grant, provided, however, that, in the case of an incentive stock option granted to an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company (a "Ten Percent Stockholder"), such period, including extensions, shall not exceed five years from the date of grant.

                  (b) OPTION PRICE. The option price per share shall be determined by the Board or the Committee at the time any option is granted, and (i) in the case of an incentive stock option shall not be less than the fair market value, or (ii) in the case of an incentive stock option granted to a Ten Percent Stockholder, shall not be less than 110 percent of the fair market value, of one share of Stock on the date the option is granted, as determined by the Board or the Committee.

                  (c) EXERCISE OF OPTION. Each option agreement shall specify the time or times when the option shall become exercisable and the duration of the exercise period, and may provide for vesting provisions and/or exercisability in installments. In the case of an option granted to a full-time Employee of the Company or of any Subsidiary, no part of the option may be exercised until the Optionee shall have remained in the employ of the Company or of a Subsidiary for such period, which shall be no less than one year, after the date on which the option is granted as the Committee may specify in the option agreement.

                  (d) PAYMENT OF PURCHASE PRICE UPON EXERCISE. The purchase price for each stock option shall be paid to the Company in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order); by delivering to the Company shares of the Common Stock having a fair market value on the date of exercise of the stock option equal to the purchase price for the shares being purchased (except that the portion of the purchase price representing a fraction of a share, if any, shall in any event be paid in cash); or by delivering instructions to the Company to withhold from the shares that would otherwise be issued upon exercise of the stock option that number of shares having a fair market value equal to the purchase price; or by any combination of the above, as the Committee, in its sole discretion, shall determine. Delivery of shares may also be accomplished through the effective transfer to the Company of shares held by a broker or other agent. The Company will also cooperate with any person exercising a stock option who participates in a cashless exercise program of a broker or other agent under which all or part of the shares received upon exercise of the stock option are sold through the broker or other agent or under which the broker or other agent makes a loan to such person. As of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised. Payment of the purchase price with shares shall not increase the number of shares of the Common Stock which may be issued under the Plan.

                  (e) EXERCISE IN THE EVENT OF DEATH OR TERMINATION OF EMPLOYMENT. In the case of an option granted to a full-time Employee of the Company or of any Subsidiary:

                           (1) If the Optionee shall die while an employee of
                  the Company or a Subsidiary, the Optionee's options may be exercised, to the extent that the Optionee shall have been entitled to do so on the date of death, by the person or persons to whom the Optionee's right under the option pass by will or applicable law, or if no such person has such right, by the executors or administrators of the Optionee, at any time, or from time to time, but not later than the expiration date specified in paragraph (a) of this Section 5 or one year after the Optionee's death, whichever date is earlier; and

                           (2) If the Optionee's employment by the Company or a
                  Subsidiary shall terminate because of disability, or voluntary or involuntary separation, the Optionee may exercise the options, to the extent that he or she shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in paragraph (a) of this Section 5 or three months after termination of employment, whichever date is earlier;

         provided, however, the Committee may, in its sole discretion, further limit the time periods set forth herein during which an option may be exercised, and any such limitations shall be specified in the option agreement.

         6. GRANT OF INDEPENDENT DIRECTOR OPTIONS. On the date of each annual meeting of shareholders of the Company, beginning with the annual meeting to be held in 1999, each Independent Director shall automatically be granted options to purchase 2,000 shares of Common Stock upon the reelection of such Independent Director to the Board by the shareholders of the Company. In addition, each Independent Director elected to his or her first term on the Board after the annual meeting of shareholders to be held in 1997 shall, on the date of such election, automatically be granted an option to purchase 2,000 shares of Common Stock and shall be granted an additional option to purchase 2,000 shares of Common Stock upon reelection to the Board by the shareholders at the annual meeting of shareholders to be held in 1998.

         7. TERMS AND CONDITIONS OF INDEPENDENT DIRECTOR OPTIONS. Each option granted under Section 6 of this Plan to an Independent Director shall be evidenced by an agreement, in a form approved by the Board. Such agreement shall be subject to the following express terms and conditions:

                  (a) TERM. Each option granted under Section 6 to an Independent Director shall have a term of ten years.

                  (b) EXERCISE PRICE. The exercise price of options granted under Section 6 shall be 100% of the fair market value of one share of Common Stock on the date of grant.

                  (c) VESTING AND TERMINATION OF OPTIONS. Subject to Section 8(g), options granted under Section 6 shall become exercisable six months after the date of grant. If an Independent Director ceases to be a member of the Board by reason of death or total disability and has served as a director continuously since the date of the grant, the option will become immediately exercisable in full, and shall remain exercisable, by the Optionee or the person or persons to whom the Independent Director's right under the option shall pass by will or applicable law, or if no such person has such right, by the executors or administrators of the Independent Director, for the remaining term of the option. If the Independent Director ceases to be a member of the Board for any other reason, the option will remain exercisable, to the extent that it was exercisable on the date such Independent Director ceased to be a member of the Board, for the remaining term of the option, but no further vesting of the option shall occur.

                  (d) MISCELLANEOUS. Except as provided in this Plan, no Independent Director shall have any claim or right to be granted an option under this Plan. Neither the Plan nor any action hereunder shall be construed as giving any director any right to be retained in the service of the Company.

         8. TERMS AND CONDITIONS OF OPTIONS IN GENERAL.

                  (a) NONTRANSFERABILITY. No option granted under the Plan shall be transferable other than by will or by the law of descent and distribution. During the lifetime of the Optionee, an option shall be exercisable only by the Optionee.

                  (b) INVESTMENT REPRESENTATION. Each option agreement may provide that, upon demand by the Committee for such a representation, the Optionee (or any other person acting under Section 5(e) or Section 7(c)) shall deliver to the Committee at the time of any exercise of an option or portion thereof a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the Optionee or such other person to purchase any shares.

                  (c) ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK. In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

                  (d) INCENTIVE STOCK OPTIONS. Each option agreement which provides for the grant of an incentive stock option to a participant shall contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such option as an incentive stock option within the meaning of Section 422 of the Code.

                  (e) NO RIGHTS AS SHAREHOLDER. No Optionee shall have any rights as a shareholder with respect to any shares subject to his option prior to the date of issuance to him of a certificate or certificates for such shares.

                  (f) NO RIGHTS TO CONTINUED EMPLOYMENT. The Plan and any option granted under the Plan shall not confer upon any Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall they interfere in any way with the right of the Company or any Subsidiary by which an Optionee is employed to terminate his employment at any time.

                  (g) COMPLIANCE WITH SECTION 16(b). In the case of Optionees who are subject to Section 16 of the Exchange Act, the Company intends that the Plan and any award granted under the Plan satisfy the applicable requirements of Section 16 and any regulations promulgated thereunder, including Rule 16b-3. If a provision of the Plan or any award would otherwise conflict with such intent, that provision, to the extent possible, shall be interpreted so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applied to Optionees who are subject to Section 16 of the Exchange Act.

         9. WITHHOLDING TAXES. The Company and its Subsidiaries shall have the right to require the payment (through withholding or otherwise) of any federal, state or local taxes required by law to be withheld with respect to the issuance of shares upon the exercise of an option.

         10. CONTINGENT AWARDS. Any option granted under the Plan prior to the date on which the Plan is approved by the Company's stockholders shall be contingent upon such approval. If stockholder approval is not received within 12 months after the date on which this Plan is adopted by the Board, such award shall be void and of no force or effect.

         11. STOCKHOLDER APPROVAL. The approval of the Plan or any amendment by the Company's stockholders must comply with all applicable provisions of the Company's charter, bylaws, and applicable state law prescribing the method and degree of stockholder approval required for granting awards of the type provided under the Plan. Absent any such prescribed method and degree of stockholder approval, the Plan or such amendment must be approved by a simple majority vote of stockholders voting, either in person or by proxy, at a duly held stockholders' meeting.

         12. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

         13. AMENDMENT AND DISCONTINUANCE. The Plan shall expire on March 6, 2007, unless earlier terminated as provided herein, and no options shall be granted under the Plan after it expires or is terminated. Options outstanding at the expiration or termination of the Plan shall continue to be exercisable in accordance with their respective terms and conditions. The Board of Directors of the Company may from time to time amend, suspend or discontinue the Plan; provided, however, that subject to the provisions of Section 8(c), no action of the Board of Directors or of the Committee may, without shareholder approval,
(i) increase the number of shares reserved for options pursuant to Section 2 or
(ii) permit a change in the classification of Employees eligible to participate in the Plan; and further provided, that no amendment to the Plan shall be effective without approval of the shareholders, if shareholder approval is required pursuant to Rule 16b-3 under the Exchange Act (or any successor rule or regulations) or the applicable rules of any securities exchange or the NASD. Without the written consent of an Optionee, no amendment or suspension of the Plan shall alter or impair any option previously granted to him under the Plan.

         14. EFFECTIVE DATE OF THE PLAN. The effective date of this Plan shall be March 7, 1997 subject to shareholder approval on or before March 7, 1998.